Exhibit 10.13

SPEED COMMERCE, INC. 2014 STOCK OPTION AND INCENTIVE PLAN

NONEMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT

You have been granted restricted stock, subject to the terms and conditions of the 2014 Stock Option and Incentive Plan, as amended, and the Restricted Stock Agreement set forth below, as follows:

Name of Grantee:	___________
Grant Date:	April 1, 201_
Total Restricted Shares:	3,000 Shares of Common Stock
Fair Market Value:	$_____
Restrictions Lapse (Vest):	see Section 3 below

Restricted Stock Agreement

1.             GRANT OF RESTRICTED STOCK.

Speed Commerce, Inc., a Minnesota corporation (together with all successors thereto, the "Company"), hereby grants to the grantee named above (the “Grantee”), who is a Director of the Company and is not an employee of the Company, the number of shares indicated above (the “Restricted Shares”) of the Company’s common stock, no par value (the “Common Stock"), subject to the terms and conditions set forth in this Restricted Stock Agreement (the "Agreement") and in the Speed Commerce, Inc. 2014 Stock Option and Incentive Plan, as amended from time to time (the "Plan"). Service as a Director of the Company is the only required consideration for this grant of Restricted Shares. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

2.             ACCEPTANCE.

Your execution of this Agreement will indicate your acceptance of and your willingness to be bound by its terms. The Restricted Shares will not be issued unless you have executed and returned this Agreement to the Company.

3.             RESTRICTIONS AND VESTING.

The Restricted Shares will be restricted from sale, pledge (as loan collateral or otherwise), encumbrance (by operation of law or otherwise), or transfer in any manner, with such restrictions lapsing (i.e. vesting) on the earlier of (i) termination of service as a Director prior to the completion of your current term of services due to retirement (as approved by the Committee administering the Plan); (ii) the occurrence of a Corporate Transaction as defined in Section 2 of the Plan; or (iii) the completion of your current term of service. Any attempt to transfer or encumber the Restricted Shares prior to such time shall be null and void.

4.             FORFEITABILITY.

You acknowledge and agree that in the event that your service as a Director terminates for any reason prior to vesting as set forth above, you shall forfeit all rights in all unvested Restricted Shares (unless the Committee in its discretion waives forfeiture as to some or all of such Restricted Shares). The Company shall have the uncontestable right to reacquire forfeited Restricted Shares from you.

5.             ISSUANCE OF SHARES.

Certificates evidencing ownership of the Restricted Shares will be issued as soon as practicable. If permitted by law and the rules of the applicable stock exchange, the issuance of shares may be effected on a noncertificated basis. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has (i) complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Company's Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange, and (ii) received a stock power in the form attached hereto as Exhibit A executed by you. The Company will cause the Restricted Shares to be endorsed with one or more legends setting forth the restrictions on transfer of such Common Stock. Upon the issuance of the Restricted Shares pursuant to this Agreement and the Plan, you shall have the rights of a shareholder with respect to the Restricted Shares.

6.             TAX CONSEQUENCES.

You acknowledge that there are tax consequences that may be adverse to you with respect to this grant of Restricted Shares and that you should consult a tax adviser. The Company makes no representations with respect to tax consequences.

7.             THIS GRANT SUBJECT TO PLAN.

This grant and the Restricted Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference herein in their entirety, and, by execution hereof, you acknowledge having reviewed a copy of the Plan. The provisions of this Agreement shall be interpreted so as to be consistent with the Plan, and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, the terms of the Plan shall prevail. You acknowledge and agree that in the event of any question or controversy relating to the terms of the Plan or this Agreement, the decision of the Committee administering the Plan shall be conclusive and final. A copy of the Plan has been filed with the Securities and Exchange Commission as an Exhibit to S-8 Registration Statement dated December 24, 2014 and is also available from the Company, attention Human Resources.

8.             MISCELLANEOUS.

8.1           Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

8.2           Governing Law. This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Texas. The parties agree that any action relating to this Agreement may be brought in the state or federal courts located in Dallas County, Texas and the parties hereby consent to the jurisdiction of such courts.

8.3           Entire Agreement. This agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

8.4           Amendment and Waiver. This Agreement may be amended, waived, modified or canceled by the Committee at any time, provided that all such amendments, waivers, modifications or cancellations shall comply with and not be prohibited by the provisions of the Plan, and any amendment, waiver, modification or cancellation that has a material adverse affect on your rights under this Agreement shall be with your consent in a written instrument executed by you and the Company.

Agreed and accepted as of the Grant Date:

SPEED COMMERCE, INC.		GRANTEE

By
Richard S Willis
Its	President and CEO

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Speed Commerce, Inc., a Minnesota corporation, Three Thousand (3,000) shares of common stock, no par value, of Speed Commerce, Inc., a Minnesota corporation (the “Company”), standing in its name on the books of the Company, and does hereby irrevocably constitute and appoint Ryan F. Urness attorney to transfer such shares on the books of the Company with full power of substitution in the premises.

Dated:

Signature:
Name: